EXHIBIT 99.1

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             MIDWEST REGIONAL OFFICE
                      175 WEST JACKSON BOULEVARD, SUITE 900
                                CHICAGO, IL 60604



PETER K. M. CHAN                                     DIRECT DIAL (312)353-7410
ASSISTANT REGIONAL DIRECTOR                          FACSIMILE: (312)353-7398
DIVISION OF ENFORCEMENT


                                February 1, 2007

VIA FIRST CLASS MAIL

Patron Systems, Inc. c/o
James L. Kopecky
James L. Kopecky, P.C. 321
N. Clark, Suite 2200
Chicago, IL 60610

Dear Mr. Kopecky:

RE:  In the Matter of Patron Systems, Inc. (C-03739)

         This investigation has been terminated, and no enforcement action has been recommended to the Commission. We are providing this information under the guidelines in the final paragraph of Securities Act Release No. 5310 (copy attached).



                                     Very truly yours,

                                     /S/ PETER K. M. CHAN
                                     -----------------------------------
                                     Peter K. M. Chan
                                     Assistant Regional Director


    Enclosure

             PROCEDURES RELATING TO THE COMMENCEMENT OF ENFORCEMENT
               PROCEEDINGS AND TERMINATION OF STAFF INVESTIGATIONS

              SECURITIES ACT OF 1933, Release No. 5310; SECURITIES
           EXCHANGE ACT OF 1934, Release No. 9796; INVESTMENT COMPANY
            ACT OF 1940, Release No. 7390; INVESTMENT ADVISORS ACT OF
                              1940, Release No. 336

                               September 27, 1972

         The Report of the Advisory Committee on Enforcement Policies and Practices, submitted to the Commission on June 1, 1972, contained several recommendations designed to afford persons under investigation by the Commission an opportunity to present their positions to the Commission prior to the authorization of an enforcement proceeding.) These procedural measures, if adopted, would in general require that a prospective defendant or respondent be given notice of the staffs charges and proposed enforcement recommendation and be accorded an opportunity to submit a written statement to the Commission which would accompany the staff recommendation. The objective of the recommended procedures is to place before the Commission prior to the authorization of an enforcement proceeding the contentions of both its staff and the adverse party concerning the facts and circumstances which form the basis for the staff recommendation.(2)

         The Commission has given these recommendations careful consideration. While it agrees that the objective is sound, it has concluded that it would not be in the public interest to adopt formal rules for that purpose. Rather, it believes it necessary and proper that the objective be attained, where practicable, on a strictly informal basis in accordance with procedures which are now generally in effect.

         The Commission desires not only to be informed of the findings made by its staff but also, where practicable and appropriate, to have before it the position of persons under investigation at the time it is asked to consider enforcement action.


----------
See Report of the Advisory Committee on Enforcement Policies and Practices, June 1, 1972, page 31 et seq.

(2) It should be noted that the obtaining of a written statement from a person under investigation is expressly authorized by Section 20(a) of the Securities Act of 1933 and Section 21(a) of the Securities Exchange Act of 1934.
Section 21(a) of the Exchange Act provides as follows:

         "The Commission may, in its discretion, make such investigations as it deems necessary to determine whether any person has violated or is about to violate any provision of this title or any rule or regulation thereunder, and may require or permit any person to file with it a statement in writing, under oath or otherwise as the Commission shall determine, as to all the facts and circumstances concerning the matter to be investigated...."

         The Commission, however, is also conscious of its responsibility to protect the public interest. It cannot place itself in a position where, as a result of the establishment of formal procedural requirements, it would lose its ability to respond to violative activities in a timely fashion.

         The Commission believes that the adoption of formal requirements could seriously limit the scope and timeliness of its possible action and inappropriately inject into actions it brings issues, irrelevant to the merits of such proceedings, with respect to whether or not the defendant or respondent had been afforded an opportunity to be heard prior to the institution of proceedings against him and the nature and extent of such opportunity.

         The Commission is often called upon to act under circumstances which require immediate action if the interests of investors or the public interest are to be protected. For example, in one recent case involving the insolvency of a broker-dealer firm, the Commission was successful in obtaining a temporary injunctive decree within 4 hours after the staff had learned of the violative activities. In cases such as that referred to, where prompt action is necessary for the protection of investors, the establishment of fixed time periods, after a case is otherwise ready to be brought, within which proposed defendants or respondents could present their positions would result in delay contrary to the public interest.

         The Commission, however, wishes to give public notice of a practice, which it has heretofore followed on request, of permitting persons involved in an investigation to present a statement to it setting forth their interests and position. But the Commission cannot delay taking action which it believes is required pending the receipt of such a submission, and, accordingly, it will be necessary, if the material is to be considered, that it be timely submitted. In determining what course of action to pursue, interested persons may find it helpful to discuss the matter with the staff members conducting the investigation. The staff, in its discretion, may advise prospective defendants or respondents of the general nature of its investigation, including the indicated violations as they pertain to them, and the amount of time that may be available for preparing a submission. The staff must, however, have discretion in this regard in order to protect the public interest and to avoid not only delay, but possible untoward consequences which would obstruct or delay necessary enforcement action.

         Where a disagreement exists between the staff and a prospective respondent or defendant as to factual matters, it is likely that this can be resolved in an orderly manner only through litigation. Moreover, the Commission is not in a position to, in effect, adjudicate issues of fact before the proceeding has been commenced and the evidence placed in the record. In addition, where a proposed administrative proceeding is involved, the Commission wishes to avoid the possible danger of apparent prejudgment involved in considering conflicting contentions, especially as to factual matters, before the case comes to the Commission for decision. Consequently, submissions by prospective defendants or respondents will normally prove most useful in connection with questions of policy, and on occasion, questions of law, bearing upon the question of whether a proceeding should be initiated, together with considerations relevant to a particular prospective defendant or respondent which might not otherwise be brought clearly to the Commission's attention.

         Submissions by interested persons should be forwarded to the appropriate Division Director or Regional Administrator with a copy to the staff members conducting the investigation and should be clearly referenced to the specific investigation to which it relates. In the event that a recommendation for enforcement action is presented to the Commission by the staff, any submissions by interested persons will be forwarded to the Commission in conjunction with the staff memorandum.

         It is hoped that this release will be useful in encouraging interested persons to make their views known to the Commission and in setting forth the procedures by which that objective can best be achieved.

         The Advisory Committee also recommended that the Commission should adopt in the usual case the practice of notifying a person who is the subject of an investigation, and against whom no further action is contemplated, that the staff has concluded its investigation of the matters referred to in the investigative order and has determined that it will not recommend the commencement of an enforcement proceeding against him.(3)

         We believe this is a desirable practice and are taking steps to implement it in certain respects. However, we do not believe that we can adopt a rule or procedure under which the Commission in each instance will inform parties when its investigation has been concluded. This is true because it is often difficult to determine whether an investigation has been concluded or merely suspended, and because an investigation believed to have been concluded may be reactivated as a result of unforeseen developments. Under such circumstances, advice that an investigation has been concluded could be misleading to interested persons.

         The Commission is instructing its staff that in cases where such action appears appropriate, it may advise a person under inquiry that its formal investigation has been terminated. Such action on the part of the staff will be purely discretionary on its part for the reasons mentioned above. Even if such advice is given, however, it must in no way be construed as indicating that the party has been exonerated or that no action may ultimately result from the staffs investigation of that particular matter. All that such a communication means is that the staff has completed its investigation and that at that time no enforcement action has been recommended to the Commission. The attempted use of such a communication as a purported defense in any action that might subsequently be brought against the party, either civilly or criminally, would be clearly inappropriate and improper since such a communication, at the most, can mean that, as of its date, the staff of the Commission does not regard enforcement action as called for based upon whatever information it then has. Moreover, this conclusion may be based upon various reasons, some of which, such as workload considerations, are clearly irrelevant to the merits of any subsequent action.

By the Commission.